UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2007

MedAssets, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	021-56911	51-0391128
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia		30022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678-323-2546

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

MedAssets, Inc. (the "Company") today announced that the underwriters of its initial public offering exercised their option to purchase an additional 1,995,000 shares of its Common Stock at $16.00 per share from the Company and certain selling stockholders. The option was granted in connection with the Company's initial public offering of 13,300,000 shares of its Common Stock, which priced on December 12, 2007. The anticipated closing date of the transaction is today, December 18, 2007. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press release dated December 18, 2007 titled "MedAssets Announces Exercise of Underwriters' Option to Purchase Additional Shares of Common Stock in IPO"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

December 18, 2007	By:	/s/ Jonathan H. Glenn, Esq.

Name: Jonathan H. Glenn, Esq.
Title: Executive Vice President and Chief Legal and Administrative Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 18, 2007 titled "MedAssets Announces Exercise of Underwriters' Option to Purchase Additional Shares of Common Stock in IPO"